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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 17, 2000

                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


Nevada                                  0-25377                     33-0805583
(State or other jurisdiction    (Commission File Number)          (IRS Employer
of incorporation)                                                 Identification
                                                                      Number)

       1400 Bristol Street N., Suite 240, Newport Beach, California 92660
                    (Address of principal executive offices)

                                 (949) 752-0071
                         (Registrant's telephone number)


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ITEM 5. OTHER EVENTS.
        ------------

         In connection with the change in certifying accountants which was previously reported in the Registrant's report on Form 8-K dated August 11, 2000, Corbin & Wertz, the Registrant's new certifying accountant, is in the process of re-auditing the Registrant's financial statements for the fiscal year ended March 31, 2000. It is expected that the re-audit will be completed in approximately 45 days. As a result of such re-audit, there may be material changes to the Registrant's previously reported net loss for that fiscal year.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      No exhibits were filed as part of this report:



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2000                NURESCELL INC.

                                       By: /s/ Sharon Nitka
                                           -------------------------------------
                                           Sharon Nitka, Chief Financial Officer